REGISTRATION FILE NUMBER: 333-94265

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2/A
                                   AMENDMENT 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                3045 Corporation
                 (Name of small business issuer in our charter)

                                     Florida
         (State or other jurisdiction of incorporation or organization)

                                 7299 06-1562447
                  (Primary standard industrial (I.R.S. Employer
                 classification code number) Identification No.)

        3045 N. Federal Highway, Suite 60, Fort Lauderdale, Florida 33306
                                  954-565-1400
          (Address and telephone number of principal executive offices)

                                 Kim A. Naimoli
        3045 N. Federal Highway, Suite 60, Fort Lauderdale, Florida 33306
                                  954-565-1400
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            CALCULATION OF REGISTRATION FEE (1)

Title of class of                   Proposed maximum            Amount of
securities to be registered         aggregate offering price    Registration Fee

Common Stock,
Without Par Value                   $ 51,850                    $ 14.41


Total Registration Fee                                          $ 14.41

(1)      Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. INFORMATION CONTAINED HEREIN MAY BE MODIFIED BY COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 1999

                                3045 CORPORATION

                        1,037,000 shares of Common Stock

The Registration Statement of which this Prospectus is a part relates to the offer and sale by 3045 Corporation, a Florida corporation, of our securities by the holders of such securities, referred to as Selling Security Holders throughout this document, consisting of 1,037,000 shares of our common stock, without par value, hereinafter referred to as the "Securities." See "DESCRIPTION OF SECURITIES."

Our common stock is not listed on any national securities exchange, and the NASDAQ stock market does not list the Securities offered. We may apply for listing on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc., the "OTCBB," once this registration statement has cleared all comments of the United States Securities and Exchange Commission, the "SEC," if ever. There is no assurance that we will obtain listing on the OTCBB.

This offering consists of securities offered by Selling Security Holders only. The Selling Security Holders may offer their shares at any price. By agreement with the Selling Security Holders, we will pay all expenses incident to the registration of the Securities under the Securities Act.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PRELIMINARY PROSPECTUS IS DECEMBER 22, 1999.

                                TABLE OF CONTENTS

Part I

1.       Front Cover Page of Prospectus                                     1
2.       Inside Front and Outside Back Cover Pages of Prospectus            3
3.       Summary Information                                                5
         Risk Factors                                                       6
4.       Use of Proceeds                                                  N/A
5.       Determination of Offering Price                                  N/A
6.       Dilution                                                         N/A
7.       Selling Security Holders                                          15
8.       Plan of Distribution                                              16
9.       Legal Proceedings                                                 17
10.      Directors, Executive Officers, Promoters and Control Management   17
11.      Security Ownership of Certain Beneficial Owners and Management    18
12.      Description of Securities                                         19
13.      Interest of Named Experts and Counsel                             21
14.      Disclosure of Commission Position on Indemnification for
           Securities Act Liabilities                                      21
15.      Organization Within Last Five Years                              N/A
16.      Description of Business                                           21
17.      Management's Discussion and Analysis or Plan of Operation         26
18.      Description of Property                                           26
19.      Certain Relationships and Related Transactions                    26
20.      Market for Common Equity and Related Stockholder Matters          27
21.      Executive Compensation                                            27
22.      Financial Statements                                              27
23.      Changes in and Disagreements with Accountants on Accounting and
           Financial Disclosure                                            28

Part II  - Information Not Required in Prospectus

24.      Indemnification                                                   28
25.      Other Expenses of Issuance and Distribution                       28
26.      Recent Sales of Unregistered Securities                           28
27.      Exhibits                                                          29
28.      Undertakings                                                      29

ITEM 3.           SUMMARY INFORMATION AND RISK FACTORS

                               PROSPECTUS SUMMARY
THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING INFORMATION IS SELECTIVE AND QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION (INCLUDING FINANCIAL INFORMATION AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY OF VARIOUS PROVISIONS OF THE PROSPECTUS IS INTENDED FOR CONVENIENT REFERENCE. THE ENTIRE PROSPECTUS SHOULD BE READ AND CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING A DECISION TO PURCHASE COMMON STOCK.

Our Company.
We were incorporated in the State of Florida on October 26, 1999. Our principal executive offices are located at 3045 N. Federal Highway, Suite 60, Fort Lauderdale, Florida 33306, and our telephone number is 954-565-1400. We are authorized to issue two classes of capital stock, which are common stock and preferred stock. Our total authorized common stock is 50,000,000 shares, without par value. Our total authorized preferred stock is 10,000,000 shares, without par value.

Our Business.
We currently have no operations. We plan to develop a website where individuals can obtain mortgage information. We estimate that our initial web site development will cost approximately $4,000 to $5,000, based upon prices quoted to us for purchase of the domain name, website development, website maintenance and website hosting rates for our contemplated site. Our estimate includes the expenses for the first year of our operations on the site. We have no website and have not begun any website development as of the date of this registration statement.

The Offering.
As  of  December  16,  1999,  we  had  1,037,000  shares  of  our  common  stock outstanding. This offering is comprised of securities offered by Selling Security Holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the Securities offered by this registration statement. We anticipate approximately $16,000 in offering expenses. Our current assets are $8,000. Consequently, our management may lend funds to 3045 Corporation to pay the offering expenses contemplated in this registration statement.

FINANCIAL SUMMARY INFORMATION.
The information set forth below has been selected from our Financial Statements. This information should be read in conjunction with, and is qualified in its entirety by reference to the financial statements, including the notes thereto, included elsewhere in this memorandum.

Statement of Operations.                            Period from
                                Period Ended        Inception (October 26, 1999)
                                September 30, 1999  to November 30, 1999

Net Sales                                  $ 0                     $ 0
Cost of Sales                              $ 0                     $ 0
Gross profit                               $ 0                     $ 0
Operating expenses                         $ 4,436                 $ 4,436
Income (loss) from operations              $ (4,436)               $ (4,436)
Other expense, net                         $ 0                     $ 0
Net income (loss)                          $ (4,436)               $ (4,436)
Net income per common share                $ (.01)                 $ (.01)


Balance Sheet.                                      Period from
                                 Period Ended       Inception (October 26, 1999)
                                 September 30, 1999 to November 30, 1999
Total current assets                       $ 23,581               $ 23,581
Property and equipment, net                $ 0                    $ 0
Other assets                               $ 0                    $ 0
Total Assets                               $ 23,581               $ 23,581

Current liabilities                        $ 11,017               $ 11,017
Due to stockholder/officer                 $ 0                    $ 0
Due to related party                       $ 0                    $ 0
Total liabilities                          $ 11,017               $ 11,017
Stockholders equity deficiency)            $ 12,564               $ 12,564
Total liabilities and stockholders' equity $ 23,581               $ 23,581


RISK FACTORS.
AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS REGISTRATION STATEMENT INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT WE WILL EVER GENERATE REVENUES, OR THAT WE WILL BE ABLE TO DEVELOP OPERATIONS WHICH MAY EVER YEILD A PROFIT.

We Have Little Managerial Expertise in the Development or Dissemination of Mortgage Information or in the Internet.
Our ability to adequately develop information pertaining to the mortgage industry may be negatively impacted because our management has limited experience in developing and disseminating this information. Even if our management develops mortgage information to a sufficient quantitative level, it may be unable to particularize it to the needs of website users. Moreover, our management has no experience in the Internet. Unless management has the financial resources to hire qualified Internet consultants, the presentation and technical aspects of our website may suffer.

We Currently Have No Material Contracts or Future Prospects for Material Contracts; We Have Not Developed An Operational Plan to Obtain Contracts.
We have no contracts or prospective contracts that will assist us in developing our website or generating revenue streams. We have no contracts with Internet, computer, mortgage, technical or marketing professionals which would assist us in the development, selection, presentational or technical aspects of our website or the information to be contained in our website. We have no contracts or prospective contracts with advertisers or other websites that would link their website visitors to our website. We have not developed a plan to obtain any of these contracts. If we fail to develop contracts with advertisers, other websites or the professionals, our revenues will be seriously impacted.

The Information on Our Website May Be Available on Other Websites or in Other Informational Formats and May be Purchased at Little or No Cost.
We have conducted no studies, research or data collection to determine what mortgage information is available over the Internet or in other informational formats and whether that information may be purchased at nominal charges or free to the public. We have not determined what specific mortgage information we will make available on our website. Accordingly, prospective users of our website may find our information of little or no utility because information available on our website may be more easily accessible at other websites or other informational formats and/or at little or no cost.

We Lack a Well-Developed Business Plan.
We may spend an inordinate amount of our financial and operational resources to the development of our business plan during our early developmental stages because we currently do not have a well-developed business plan. Consequently, our website may not be developed in a timely fashion with the computer, technical and marketing skills necessary to build a superior website.

We Have a Poor Financial Condition and May be Unable to Adequately Develop our Operations.
We have no operating history and no source of revenues. We have no working capital or sources of liquidity. We will experience financial difficulties in the foreseeable future during our planned operational development and beyond. We have no operating history upon which an investor can determine if we will ever be profitable. There can be no assurance that we will be able to operate profitably, even if we develop operations and generate sales. We plan to generate revenues from membership and advertising sales through our planned website, but there can be no assurance that we will develop a website or that, if developed, revenues will be generated as expected. Our poor financial condition could adversely affect our ability to develop a website that will attract website users or distribute mortgage information in an efficient and timely fashion.

We Are a Development Stage Company and We Do Not Have an Operating History for Investors to Evaluate.
We plan to develop a website, but have taken no steps toward such development to date. We have no operating history for investors to evaluate our business strategy. We have limited insight into trends that may emerge and affect our business. An investor in our common stock must consider the risks and difficulties frequently encountered by development stage companies. Furthermore, we face risks due to our anticipated participation in the new and rapidly-evolving market of the Internet. These challenges include our:

o Need to develop,  maintain and  increase  awareness of our web site;
o Need to attract  and  retain  customers;
o Dependence on web site and transaction processing performance and reliability;
o Need to compete effectively;
o Need to establish ourselves as a participant in the evolving market for mortgage information;
o Need to establish and develop relationships with entities related to and involved in the mortgage industry in order to obtain advertising revenues for our site.

We will be required to make significant up front expenditures in connection with developing our web site, including advertising, sales and promotional expenses. We anticipate that we may incur losses until such time as revenues are sufficient to cover our operating costs. We expect that our total website development costs will be approximately $4,000 to $5,000 based on the following estimated costs:
(1) $125 for domain name registration and listing;
(2) $2,000 to $3,000 for technical, presentational and other developmental costs;
(3) $1,000 for annual  hosting  service fees;  and
(4) $1,000 for annual site maintenance.
Our advertising and promotional expenses will be allocated as we develop operations and research market demand. There can be no assurance that we will be able to obtain funds for the required initial up-front expenditures necessary to begin development of our website. Further, there can be no assurance that we will generate significant revenue or ever achieve profitable operations. Future losses are likely before our operations will become profitable, and there is no assurance that our operations will ever prove profitable. Our lack of an operating history will pose financial and operational difficulties to generating sufficient revenue streams to develop our website. Investors have no basis currently upon which to judge our ability to develop our web site and are unable to forecast our future growth, or lack thereof.

We Have No Profits From Operations and We Have Losses.
We have not achieved profitability and have no source of revenues as of the date of this registration statement. We have not begun selling services, and our website has not been developed. We cannot be certain that we will obtain the necessary working capital to develop our website. Further, even if developed, we cannot be certain that we will obtain enough customer traffic or purchases to generate revenues or achieve profitability. We believe that we will incur operating and net losses for at least the next two years, and possibly longer, and that the rate at which we will incur such losses will increase significantly from current levels. We intend to increase our operating expenses substantially as we:

o Develop our website;
o Initiate our  marketing  activities  and  advertising  efforts;
o Provide our customers with promotional  benefits;
o Increase our general and administrative functions to support our developing operations; and
o Develop enhanced technologies and features to improve our web site, once operational.

We plan to borrow the funds from our management to pay the increased operating expenses initially. If we become operational and begin earning revenues, our increased expenses will be paid out of revenues. Because we may spend amounts on our development before we receive any incremental revenues from these efforts, our losses will accumulate more rapidly than if we developed our business more slowly. In addition, we may find that our development efforts are more expensive than we currently anticipate.

There is No Public Market for Our Common Stock.
There is currently no established public trading market for our securities, and we do not have a market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Purchasers of our shares registered under this registration statement, therefore, may be unable to sell their securities should they desire to do so, since there may not be any available public market. As such, our securities should be considered highly illiquid. Any investor in the securities of 3045 Corporation should be able to bear the financial risk of losing their entire investment in our common stock.

A market maker sponsoring a company's securities is required to obtain listing of securities on any of the public trading markets, including the OTCBB. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. It is possible that we will be unable locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for such quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the Securities on the OTCBB, but there can be no assurance that we will be able to obtain such listing. The OTCBB differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for listing on the OTCBB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a company listing.

If We Are Unable To Retain And Attract Qualified Personnel, Our Business Could Suffer.
Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel. Competition for such employees is intense, especially in the e-commerce sector, and there is a risk that we will not be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract the necessary technical professionals, the efficiency of our website will suffer in its presentation, search abilities and information accessibility. If we fail to retain and attract the necessary managerial, sales and marketing and customer service personnel we will not develop a sufficient customer base to adequately fund our operations.

If Consumers And Mortgage Broker Businesses Do Not Embrace On-Line Mortgage Financing And Sales, Our Business Will Be Materially Adversely Affected.
Our success depends upon the acceptance of on-line mortgage information and services by consumers, mortgage brokers and other third parties. If these groups do not embrace online facilitations of mortgage information, our business, results of operations and financial condition will be materially adversely affected. The market for electronic mortgage information and services, particularly over the Internet, is at an early stage of development and is evolving rapidly. Rapid growth in the use of and interest in the Internet is a recent development, and we cannot be sure that Internet usage will continue to grow or that a sufficiently broad base of consumers and businesses will adopt, and continue to use, the Internet as a medium by which to communicate and obtain services traditionally provided in person-to-person and paper transactions. Our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market for Internet services.

We believe that acceptance of our services will depend on the following factors, among others:

o the growth of the Internet as a medium for commerce generally, and as a market for financial products and services in particular;
o development of the necessary Internet network infrastructure to support new technologies and handle the demands placed upon the Internet;
o government regulation of the Internet;
o our ability to successfully and efficiently develop on-line information that is attractive to a sufficiently large number of consumers and mortgage brokers; and
o a change in the perception among many consumers and real estate service providers that obtaining mortgage information on-line is less dependable than obtaining mortgage information through a more traditional method.

There is a risk that on-line mortgage information will not gain market acceptance and that consumers will not significantly increase their use of the Internet for obtaining mortgage and loan information. In addition, if there are insufficient communications services to support the Internet, it could result in slower response times, which would adversely affect usage of the Internet. Even if the Internet gains widespread acceptance, we may be unable, for technical or other reasons, to develop and introduce new services or enhancements of existing services in a timely manner, and such services and enhancements may not gain widespread market acceptance. In addition, because the market for on-line mortgage information is in the early stages of development, the volume of website visitors that we may attract in any given period is difficult to predict. If the volume of website visitors that we attract falls below our expectations or the expectations of financial analysts, we will be unable to obtain quality advertising contracts if we are unable to demonstrate our ability to attract visitors to our website, if developed. The occurrence of any of these factors could have a material adverse effect upon the very nature of our business and the continuation of our website.

If There Is A Decrease In The Demand For Mortgages, Our Business Could Suffer. Demand for mortgages is typically adversely affected by periods of economic slowdown or recession, which can be accompanied by rising interest rates and declining demand for consumer credit, home sales, real estate values and the ability of borrowers to make loan payments. These factors would tend to decrease demand for mortgage loans and mortgage information. Such decrease in demand will have a negative impact on the earning potential of 3045 Corporation and our shareholders.

Over the last several years, the United States has experienced an environment of relatively low interest rates, relatively high demand for consumer credit and increasing home sales and real estate values. We cannot be sure that we will be able to develop our business in an atmosphere of higher interest rates, lower consumer credit demand and real estate value and fewer home sales. These changes would likely have a material adverse effect upon the needs of consumers to utilize our services.

If Interest Rates Rise, Our Results Of Operations Could Be Materially Adversely Affected.
Mortgage business depends upon overall levels of sales and refinancing of residential real estate, as well as mortgage loan interest rates. The residential real estate industry is highly cyclical. Shifts in the economy and residential real estate values generally affect the number of home sales and new housing starts. The demand for mortgage loan information increases as the number of home sales increases. Declining interest rates generally increase mortgage loan financing activity, because homeowners refinance existing mortgage loans to obtain favorable interest rates. Rising interest rates, in contrast, discourage refinancing activities and generally reduce the number of home sales that occur. Any fluctuation in interest rates or an adverse change in residential real estate or general economic conditions, both of which are outside our control, could cause a serious decline in enrollment of members to our website, the retention rate of our previously enrolled members and the number of visitors to our website.

We Plan to Operate in an Uncertain and Developing Market.
The market for services to be sold on the Internet has only recently begun to develop and is rapidly changing. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services over the Internet are uncertain, and there exist few proven services offered over the Internet. Moreover, since the market on the Internet for information and services is new and evolving, it is even more difficult to predict the size of the market in which we hope to operate or its future growth rate, if any.

The success of our website, if developed, will depend upon the adoption of the Internet as a medium for commerce by a broad base of consumers and vendors. There can be no assurance that widespread acceptance of Internet commerce in general, or of Internet mortgage information and services in particular, will occur. Companies offering our services have historically relied on consumers and vendors who use traditional means of commerce to obtain needed services. For us to be successful, these consumers and vendors must accept and utilize novel ways of conducting business and exchanging information.

Moreover, critical issues concerning the commercial use of the Internet, such as ease of access, security, reliability, cost and quality of service, remain unresolved and may affect the growth of Internet use or the attractiveness of conducting commerce online. There can be no assurance that there will be broad acceptance of the Internet as an effective medium for commerce by consumers and vendors, or that the market for Internet mortgage information and services will develop successfully or achieve widespread acceptance. If the market for Internet-based services or Internet mortgage information fails to develop, we may fail to generate sufficient revenues to continue our operations or develop our website to a sufficiently qualitative state to overcome the difficulties entailed with the lack of market acceptance.

We Will Be at Risk of System Failure, Single Site Failure, and Failure of Delivery.
We anticipate that our success will be largely dependent upon our communications hardware and computer hardware. Our systems will be vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. Failure of information delivery can occur due to e-mail system failure, hosting site failure and/or local system failure. We do not presently have any systems, but should we purchase such systems in the future, any substantial interruption in these systems would have a material adverse effect on our business, results of operations and financial condition. We have no insurance coverage on our property and no business interruption insurance coverage, and we do not intend to get such coverage in the near future. Despite any implementation of network security measures that we may take if we purchase systems in the future, we may still be vulnerable to computer viruses, physical or electronic break-ins, attempts by third parties deliberately to exceed the capacity of our systems and similar disruptive problems. Computer viruses, break-ins, denial of service or other problems caused by third parties could lead to interruptions, delays, loss of data or cessation in service to users of our services. The occurrence of any of these risks could cause our current and prospective users to question our ability to keep their information confidential.

We Will Rely on and Have Minimal Control Over Third Parties Upon Which We Will Rely for Our Operations.
We expect that our operations will depend on a number of third parties, over which we expect that we will have limited control, if any. We do not plan to own a gateway onto the Internet, but instead we plan to rely on an Internet Service Provider to host our website, if developed. From time to time, we may experience temporary interruptions in our website connection and also our telecommunications access, if developed. We anticipate that we will use software that is dependent on operating system, database and server software, which was developed and produced by and licensed from third parties. We may, from time to time, discover errors and defects in the software from these third parties and, in part, rely, on these third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our website connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner.

We Will Be at Risk for Internet Commerce Security Breaches That Could Impair Our Business.
A significant barrier to entry in the area of electronic commerce and communications is the secure transmission of confidential information over public networks. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to affect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we may use to protect customer transaction data. If any such compromise of our security were to occur, we may be subject to liability by our users or others.

A party who is able to circumvent our security measures could misappropriate proprietary information. We may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose us to a risk of loss or litigation and possible liability. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

We Have Substantial Near-Term Capital Needs; We May be Unable to Obtain Needed Additional Funding.
We currently estimate that we will require funding over the next twenty-four months to develop our business. Our capital requirements will depend on many factors including, but not limited to, the timing of development of our web site and the growth of the Internet. If additional funds are raised through the issuance of equity securities, the percentage ownership of our current shareholders will be reduced, and such equity securities may have rights, preferences, and privileges senior to those of the holders of our common stock. Further, there can be no assurance that additional capital will be available on terms favorable to us or our shareholders.

Moreover, our cash requirements may vary materially depending on our rate of development, research and development results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds through entering into collaboration agreements on unattractive terms. Our inability to raise capital would impair the technical and presentational aspects of our website and our marketing abilities.

We Have Substantial Long-Term Capital Needs; We May Be Unable to Obtain Needed Additional Funding.
Substantial expenditures will be required to enable us to develop our web site and to market our services. The level of expenditures required for these activities will depend in part on whether we develop and market our services independently or with other companies through collaborative arrangements. Our future capital requirements will also depend on one or more of the following factors: market acceptance of our services; the extent and progress of our research and development programs; competing technological and market developments; and the costs of commercializing our services. There can be no assurance that funding to carry on these activities will be available at all or on favorable terms to permit successful commercialization of our website.

In addition, we have no credit facility or other committed sources of capital, and there can be no assurance that we will be able to establish such arrangements on satisfactory terms, if at all. To the extent that capital resources are insufficient to meet future capital requirements, we will have to raise additional funds to continue development of our technologies. There can be no assurance that such funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders. If adequate funds are not available, we may be unable to develop operations significantly.

If the Securities Are Not Qualified or Do Not Meet Current Prospectus and State Blue Sky Registration Requirements, then Investors May Be Unable to Resell Their Securities.
The purchasers of any securities offered by this registration statement will be able to resell such securities in the public market only if the securities are qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the proposed purchasers reside. Although we intend to seek to qualify for sale of the securities offered by this registration statement in those states in which the securities are to be offered, no assurance can be given that such qualifications will occur. The securities may be deprived of any value and any existing market for the securities may be limited if the securities are not qualified or exempt from qualification in the jurisdictions in which the prospective purchasers of the securities then reside.

If We Issue Future Shares, Present Investors' per Share Value Will be Diluted. The Certificate of Incorporation of 3045 Corporation authorizes the issuance of a maximum of 50,000,000 shares of common stock without par value and 10,000,000 shares of preferred stock without par value. As of December 16, 1999, there were 1,037,000 common shares issued and outstanding and no shares of preferred stock outstanding. The authority of the Board of Directors to issue such stock without shareholder consent may have a depressive effect on the market value of our common stock even prior to any such designation or issuance of the preferred stock.

Possibility of Issuance of Preferred  Stock Could Depress Market Value.
We have 10,000,000 shares of preferred stock without par value, which may be issued from time to time by action of the Board of Directors. As of the date of this registration statement, we have not issued any shares of preferred stock. The Board may designate voting and other preferences which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the Board to issue such stock without shareholder consent may have a depressive effect on the market value of our common stock even prior to any such designation or issuance of the preferred stock.

Issuance of Preferred  Stock Could Have a Potential  Anti-takeover  Effect.
The Board of Directors has the authority, without further approval of our stockholders, to issue preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of shares of preferred stock, under various circumstances, could have the effect of delaying or preventing a change in control of 3045 Corporation or other take-over attempt and could adversely materially affect the rights of holders of shares of common stock.

Our Principal Stockholders Control our Company.
Kim A. Naimoli currently owns approximately 92% and the remaining stockholders own approximately 8% of our common stock. As a result, Kim Naimoli will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, Kim Naimoli will be able to elect all of the members of our Board of Directors, which will allow her to significantly control our affairs and management. Such control could adversely affect the market value of our common stock or delay or prevent a change in our control. In addition, Kim Naimoli may affect most corporate matters requiring stockholder approval by written consent, without the need for a duly-noticed and duly-held meeting of stockholders.

If We Lost Any of Our Key Personnel, Our Business Would Be Impaired.
Our success is heavily dependent upon the continued active participation of our current executive officer, Kim Naimoli. Loss of the services of Kim Naimoli could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on Kim Naimoli's life. We do not have a written employment agreement with Kim Naimoli. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

We Face Competition From Other Entities  Providing  Services Similar to Ours.
We will face intense competition in all aspects of the mortgage business. We will compete with numerous financial intermediaries, commercial banks, savings associations, credit unions, loan brokers and insurance companies in providing mortgage information and services. Competition can take many forms, including convenience in obtaining loan information, customer service, marketing and distribution channels. Among other things, competition may be affected by, fluctuations in interest rates and general economic conditions, although we believe that we can be competitive in these areas, if developed. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material impact upon market acceptance of our website and the information pertaining to the mortgage industry we wish to disseminate.

We Have Never Paid Dividends.
As a new corporation, we have never paid dividends nor do we anticipate the declaration or payments of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

Our  Business  Plan  Incorporated  Estimates  Rather  than Actual  Figures.
The discussion of our anticipated business incorporates management's current best estimate and analysis of the potential market, opportunities and difficulties that we face. There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success. Competitive and economic forces make forecasting of revenues and costs extremely difficult and unpredictable.

ITEM 4.           USE OF PROCEEDS

Not Applicable. We will not receive any proceeds from the sale of the Securities by the Selling Security Holders.

ITEM 5.           DETERMINATION OF OFFERING PRICE

Not Applicable. The Selling Security Holders will be able to determine the price at which they sell their Securities.
ITEM 6.           DILUTION

Not Applicable. We are not registering any unissued shares in this registration statement.
ITEM 7.           SELLING SECURITY HOLDERS

The Securities are being sold by the Selling Security Holders named below. The table indicates that all the Securities will be available for resale after the offering. However, any or all of the Securities listed below may be retained by any of the Selling Security Holders, and therefore, no accurate forecast can be made as to the number of Securities that will be held by the Selling Security Holders upon termination of this offering. We believe that the Selling Security Holders listed in the table have sole voting and investment powers with respect to the Securities indicated. We will not receive any proceeds from the sale of the Securities.

                                                    AMOUNT
                           RELATIONSHIP             BENEFICIALLY     PERCENTAGE
NAME                       WITH ISSUER (1)          OWNED            OWNED
Anderson, Houston          None                     1,000            0.1%
Bellen, Elliot             None                     1,000            0.1%
Bruno, Jarob N.            Related to Affiliate(2)  2,000            0.2%
Campanella, Rich           None                     1,000            0.1%
Gazda, Geoffrey            None                     1,000            0.1%
Hamilton, Brenda           None                    50,000            4.8%
Haselmann, Heinz E.        None                     1,000            0.1%
Herbik, Etheleve B.        None                     1,000            0.1%
Herbik, Jeffrey R.         None                     1,000            0.1%
LaBranche, Daniel          None                     1,000            0.1%
Layne, Shanda              None                     1,000            0.1%
Martinez, Roberto          None                     1,000            0.1%
Michels-Hambro, Lynn       None                     1,000            0.1%
Modica, Virginia           None                     1,000            0.1%
Naimoli, Kim               President & Director   950,000           92.0%
Naimoli, Mary K.           Related to Affiliate (2) 1,000            0.1%
Neuman, Kaye               Related to Affiliate (2) 1,000            0.1%
Parrish, Cary              None                     1,000            0.1%
Porrazzo, Christopher      None                     1,000            0.1%
Quin, Kevin                None                     1,000            0.1%
Reid, David                None                     2,000            0.2%
Reynolds, Beverly          None                     1,000            0.1%
Roush, Dean                None                     1,000            0.1%
Scheuerman, Charles        None                     1,000            0.1%
Spargo, John W.            None                     1,000            0.1%
Spargo, Shirley            None                     1,000            0.1%
Spargo, Steven             None                     1,000            0.1%
Thigpen, Trudy             None                     1,000            0.1%
Thomas, Kristen            None                     5,000            0.1%
Tucker, Leonard            None                     1,000            0.1%
Tucker, Michelle           None                     1,000            0.1%
Wazbinski, Jim             None                     1,000            0.1%
Weber, Chuck               None                     1,000            0.1%

(1) Any material relationship, which the Selling Security Holder has had within the past three years with 3045 Corporation or any of its predecessors and/or affiliates.
(2) Jarob Bruno is the son of Kim Naimoli, our President and Sole Director. Mary Naimoli is the Mother-in-Law of Kim Naimoli. Kaye Neuman is Kim Naimoli's mother.

We intend to seek qualification for sale of the securities in those states in which the securities will be offered. That qualification is necessary to resell the securities in the public market only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside . There is no assurance that the states in which we seek qualification will approve of the resale of the securities.

ITEM 8.           PLAN OF DISTRIBUTION

The Securities offered by this Prospectus may be sold from time to time by the Selling Security Holders or by those to whom such shares are transfered. To our best knowledge, no underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Securities as principals, at prevailing market prices at the time of sale, prices related to prevailing market prices or negotiated prices.

Any of the Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting a distribution of the securities on behalf of 3045 Corporation. For instance, a securities violation of this nature may occur if any of the Selling Securities Holders provide to 3045 Corporation cash proceeds from securities sales that are the subject of this registration statement. If any of the selling shareholders are determined to be underwriters they may be liable for securities violations in connection with any material misrepresentations or omissions made in this registration statement.

The Selling Security Holders and any brokers and dealers through whom sales of the Securities are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The Selling Security Holders may pledge all or a portion of the Securities owned as collateral for margin accounts or in loan transactions, and the Securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this Prospectus. The Selling Security Holders also may enter into exchange traded listed option transactions which require the delivery of the Securities listed under this registration statement. The Selling Security Holders may also transfer Securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this Prospectus.

In addition to, and without limiting, the foregoing, each of the Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Security Holders or any such other person.

There can be no assurances that the Selling Security Holders will sell any or all of the Securities. In order to comply with state securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In various states, the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the Securities may not simultaneously engage in market-making activities with respect to such Securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the Securities. Pursuant to the various agreements we have with the Selling Securities Holders, we will pay all the fees and expenses incident to the registration of the Securities, other than the Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the Selling Security Holders.

ITEM 9.           LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, which involve 3045 Corporation.

ITEM 10.          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

(a)      Directors and Officers.
         Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of 3045 Corporation are as follows:

         NAME AND ADDRESS       AGE               POSITIONS HELD
         Kim A. Naimoli         41                President/Secretary/Treasurer

         The director named above will serve until the next annual meeting of our shareholders to be held within six months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one-year terms.

         Kim A. Naimoli
         From 1991 to 1993, Ms. Naimoli worked as a manager for Credit Bureau Affiliates where her duties included sales and marketing with up to 25 employees under her supervision. In 1993, she left this position and began her own company, Credit Bureau Services, where she continued to focus on sales and marketing in an ownership capacity. While still working at Credit Bureau Services, Ms. Naimoli opened Coral Mortgage in March of 1996 with her husband, where she continues to handle marketing and sales management for the company. In 1998, Credit Bureau Services was closed and Ms. Naimoli thereafter took a position as loan originator for Apartment Lending, where she continues to serve.

(b)      Significant Employees.
         Other than the aforementioned, there are no employees who are expected to make a significant contribution to 3045 Corporation.

(c)      Family Relationships.
         There are no family relationships among our officers, directors, or persons nominated for such positions.

(d)      Legal Proceedings.
         No officer, director, or persons nominated for such positions and no promoter or significant employee of 3045 Corporation has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of December 16, 1999, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

(a)      Security Ownership of Certain Beneficial Owners.

TITLE OF                                    NO. OF   NATURE OF           CURRENT
CLASS    NAME & ADDRESS                     SHARES   OWNERSHIP            %OWNED
Common   Kim A. Naimoli                     950,000  Direct               91%
                  3045 N. Federal Highway, Suite 60
                  Fort Lauderdale, Florida 33306

(b)      Security Ownership of Officers and Directors.

TITLE OF                                    NO. OF   NATURE OF
CLASS    NAME & ADDRESS                     SHARES   OWNERSHIP            %OWNED
Common   Kim A. Naimoli                     950,000  Direct               91%
         3045 N. Federal Highway, Suite 60
         Fort Lauderdale, Florida 33306

All Officers and Directors as a Group       950,000  Direct               91%
(1 Individual)

(c)      Changes in Control.
         There are currently no arrangements, which would result in a change in control of 3045 Corporation.

ITEM 12.          DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK.
General.
We are authorized to issue 50,000,000 shares of common stock without par value. As of December 16, 1999, there were 1,037,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights.
Each share of common stock entitles the holder of such share to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Policy.
All shares of common stock are entitled to participate ratably in dividends when and as declared by our Board of Directors out of the funds legally available there for and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business, and that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, our capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.
Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED STOCK.
We have authorized the issuance of 10,000,000 shares of preferred stock without par value, of which no preferred shares are issued or outstanding. These shares may have such rights and preferences as determined by the Board of Directors.

Dividends, Voting, Liquidation, & Redemption.
Upon issuance, our Board of Directors will determine the rights and preferences of shares of preferred stock. The Board of Director's ability to issue preferred stock without further shareholder approval has the potential to delay, defer or prevent a change in control of 3045 Corporation. Moreover, the Board of Director's broad discretion in designating specific rights and preferences may have the potential to dilute or devalue the stock held by the common shareholders.

SHARES ELIGIBLE FOR FUTURE SALE.
The 1,037,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM 13.          EXPERTS

Our Financial Statements for the period from October 26, 1999 inception to November 30, 1999, have been included in this Prospectus in reliance upon the report appearing elsewhere herein, of Dohan and Company, Certified Public
Accountants, and upon the authority of said independent Certified Public Accountants as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 16.          DESCRIPTION OF BUSINESS

OVERVIEW.
We have had no operations to date. We plan to purchase a domain name and develop a website with information services related to the mortgage industry. We have developed no specific plans or criteria for such information services. There can be no assurance that we will be able to develop operations in this area, or any other area.

BUSINESS DEVELOPMENT.
We were incorporated in the State of Florida on October 26, 1999, for the purpose of selling mortgage information through the use of the Internet.

PRINCIPAL PRODUCTS AND SERVICES.
We currently do not have a web site. We will need to purchase a domain name and find a hosting service before a web site can be developed. We have not obtained a domain name, hosting service or web site developer.

We plan to develop a web site that provides information to visitors about different mortgage products. The site is planned to include a glossary of terms used in the mortgage process, an amortization schedule, and an estimated payment calculator. We plan to develop our site to walk each visitor through the mortgage approval and application process for a small subscription fee. Visitors who wish to access the information on our site will be required to pay a fee of $20.00, which will allow them to enter our site for one month from the date of subscription. Each user will be granted a password for entry into the web site. We plan to charge this fee to a credit or debit card of the subscriber. We plan to process all orders via on line credit card or cyber cash systems, but we currently have not developed any relationships or contracts with such parties, to process online orders. In addition, we have not researched the needs of our planned website functions or the fees associated with the services needed to fulfill those needs.

Our site content will consist of information relating to the process of applying for a mortgage. We plan to provide information to borrowers such as advantages and disadvantages of fixed and adjustable rate loans, as well as loans with an interest rate that is fixed for a period of time and subsequently adjusts one time to a fixed rate loan. Our site will also contain information relating to selecting a mortgage broker or lender, credit establishment and credit repair. In addition, we also plan to provide interest rate information by geographic area. A portion of the information available on our website may be available free of charge on other venues, however, we feel that we can compile a website of more expansive information that users will find more valuable than that available free of charge.

Applying for a mortgage can be a confusing, tedious and intrusive experience for home buyers, especially first time buyers. We plan to demystify the mortgage loan process by familiarizing the buyer with lender requirements for documentation to determine eligibility. We plan to provide our visitors with information they can expect to supply to their lender when applying for a mortgage. This documentation may include bank statements, pay stubs, W-2 forms, tax returns, divorce decrees, property settlements, proof of self-employment via a business license or a statement from the Certified Public Accountant of the self-employed, verification of all assets, property ownership, and considerable other documentation required by the lender. We plan to provide other useful information to borrowers such as guidance on selecting property inspectors, property appraisers, surveyors and title insurance companies.

We plan to establish our market through e-mail advertising. We have not conducted any market testing to determine who may want to advertise on our website. We have relied solely on speculation of our management. Visitors will be able to obtain information twenty-four hours per day, seven days per week through the website. We also plan to sell advertising on our website to banks, mortgage brokers, builders, land appraisers, surveyors, inspectors, title companies and real estate brokers. We have not developed criteria for pricing of the advertising space; however, we anticipate pricing will be based upon a combination of factors including, but not limited to, advertisement size, web page placement, content requirements, and contract duration.

We plan to classify lenders' advertisements according to the loan products each offers. We anticipate that our site will allow a potential borrower to complete a credit application on line with our lender advertisers. Visitors will be placed into their appropriate risk category. Each category will describe various mortgage products available at different interest rates with different origination fees and discount points based upon the particular borrower's risk classification.

We plan to seek lender advertisers that have a variety of products including full disclosure loans that require verification of income, assets, credit, source of funds, employment history, residence history, etc. and "no-doc" programs based solely on the borrower's credit history and the loan to value ratios.
We plan to provide borrowers with information on "no-doc" or "reduced-doc" loans, which are typically provided to self-employed persons or borrowers with prime credit ratings who desire to maintain their privacy with regard to their income. We also plan to attract advertisers who offer programs for borrowers with previous credit blemishes, sub-prime loans, in a variety of programs based upon risk based pricing.

The process of applying for a mortgage may be an invasive and foreign process for many people. We believe we can take the mystique out of the process by familiarizing the borrower with the steps that they will be required to complete when obtaining a mortgage.

DISTRIBUTION.
We plan to deliver our services through our website, if developed. As of the date of this registration statement, we do not have a domain name, Internet service provider, web site developer or a web site, all of which will be necessary to execute our plan of business. To date, we have not formulated any relationships for the hosting, development or maintenance of a web site.

NEW PRODUCTS OR SERVICES.
We currently have no new products or services recently announced or planned to be announced to the public.

COMPETITIVE BUSINESS CONDITIONS.
The conventional method of obtaining mortgage information for at least the past fifty years has been through mortgage brokers or lenders, commercial banks, savings and loan associations, credit unions and insurance companies. Traditionally, mortgage borrowers have viewed mortgage information to be available through these channels. . Behaviorally then, the public has been reticent to new vehicles or formats through which they would receive mortgage information. Despite the convenience of information offered over the Internet or prospectively over our website, many consumers will view conventional methods of obtaining this information as offering more convenience in obtaining loan information and better customer service.

SOURCES AND AVAILABILITY OF RAW MATERIALS.
As of the date of this registration statement, we have no raw materials or suppliers.

CUSTOMER BASE.
As of the date of this registration statement, we have no customers. If we are able to establish a customer base in the future, we do not anticipate being dependent on one or a few major customers. There can be no assurance that this assumption is correct.

INTELLECTUAL PROPERTY.
We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest.

GOVERNMENTAL REGULATION ISSUES.
We are not currently affected by direct regulation by any government agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues, such as sales tax, libel and personal privacy is uncertain and may take years to resolve. In addition, as our service will be available over the Internet in multiple states and as we may sell to numerous residents in various states, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT.
To date, we have not undergone any research and development.

ENVIRONMENTAL LAW COMPLIANCE.
To any extent which environmental law compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.
We currently have one employee, Kim Namoli, our president and sole director, who works for 3045 Corporation part-time. We have no employment contracts in place, and our employee is not a member of a union or affected by labor contracts.

REPORTS TO SECURITY HOLDERS.
After the effective date of this document, we will be a reporting company under the requirements of the Exchange Act and will file reports and other information with the SEC in accordance with such requirements. Our annual report will contain audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. Such reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

YEAR 2000 COMPLIANCE.
We have no computer systems at this time. As a result, we have not encountered any compliance costs. The Y2K compliance issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using "__00" as the year 1900 rather than 2000. This could result in a systems failure or miscalculation causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. There may be parties with whom we may interact in the future who have Y2K compliance issues, but since we do not anticipate establishing operations until after the commencement of the Year 2000, if at all, we do not anticipate Y2K compliance will have a significant effect on 3045 Corporation.

ITEM 17.          PLAN OF OPERATIONS

THE DISCUSSION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISK AND UNCERTAINTIES. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES,"
"EXPECTS," "MAY," "WILL," "SHOULD" OR "ANTICIPATES" OR THE NEGATIVE OF SUCH TERMINOLOGY OR SIMILAR EXPRESSIONS OR BY DISCUSSIONS OF STRATEGY. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THIS PROSPECTUS. IMPORTANT FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED UNDER THE CAPTION ENTITLED "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS REGISTRATION STATEMENT.

We are a development stage company without operations or revenues. We are unable to satisfy our cash requirements without the financial support of our management. We have received $15,500 thus far from our management as capital contributions to our business. We anticipate that we will meet our cash requirements for the foreseeable future through financial support of our management. Any contributions of funds from our management will be accomplished through interest bearing promissory notes between our company and management. There is a note payable from us to our principal shareholder with an outstanding balance due of $15,500 as of November 30, 1999. The note is unsecured, due on demand, and provides for 12% annual interest. No promissory notes are currently in effect. We have not determined the amount of funds that will be necessary for management to contribute at this time.

Over the next twelve months, we plan to develop a web site through which we will provide mortgage related information. We will require additional funds to develop our website. We plan raise additional funds. We have not yet determined how we plan to obtain these additional funds and there is no assurance that we will be able to obtain financing for our business development. If adequate funds are not available to us, we believe that our business development will be adversely affected.

Until such time as we develop our website, if ever, we will not have revenues from our operations. We anticipate that if our website becomes operational, we will generate revenues from the sale of subscriptions to the website and though the sale of advertisements. There is no assurance that we will be successful in selling subscriptions or advertising for our website. We have no other sources of revenue. As such, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

If our company or its management receives funds from the sales of the securities by the selling security shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentions or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

ITEM 18.          DESCRIPTION OF PROPERTY

Our executive offices are located at 3045 N. Federal Highway, Suite 60, Fort Lauderdale, Florida 33306 , where we share space with a Company owned by our President, Kim Naimoli. The space is approximately 400 square feet total, of which we occupy a small portion without charge. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.

ITEM 19.          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the sale of shares to our President and Director, Kim Naimoli, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. We are not a subsidiary of any other company. Our President, Kim A. Naimoli, was our only promoter.

ITEM 20.          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.
Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTCBB, once this registration statement has cleared comments of the SEC, if ever. There is no guarantee that we will obtain such listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Holders.
As of December 16, 1999, there were approximately 32 holders of record of our common stock.

Dividends.
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

ITEM 21.  EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

ITEM 22.  FINANCIAL STATEMENTS

Statements included in this report that do not relate to present or historical conditions are "forward-looking statements." Additional oral or written forward-looking statements may be made by 3045 Corporation from time to time and such statements may be included in documents other than this Report that are filed with the Commission. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this report and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Dohan and Company, CPAs, P.A. audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by 3045 Corporation in connection with the issuance and distribution of the securities being offered by this registration statement. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

         ITEM                                                 EXPENSE
         SEC Registration Fee                        $      14.41
         Legal Fees and Expenses                     $  12,500.00
         Accounting Fees and Expenses                $   1,700.00
         Miscellaneous*                              $   2,500.00
         ========================================================
         Total*                                      $  16,714.41

* Estimated Figure

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

From October through November 1999, we issued 1,037,000 shares of our common stock pursuant to an exemption from registration provided in Rule 506 of Regulation D of the Securities Act of 1933, as amended. We believed that Rule 506 of Regulation D was available as we only sold to accredited investors, no general solicitation or advertising was used to offer the securities, and all securities were issued with restrictive legend. In addition, we filed a Form D with the Securities and Exchange Commission. Of these shares, we issued 950,000 shares of our common stock to our founder, Kim Naimoli for services rendered to 3045 Corporation. The compensation to our founder was issued in connection with his duties as the founder of the company, including his conceptualization of our business, organizational matters and development of our business plan. We issued 50,000 shares of our common stock as compensation for services rendered to 3045 Corporation. We issued 32,000 shares of our common stock at a price of $.05 per share or aggregate cash proceeds of $1,600.

ITEM 27.          EXHIBITS

------------------- ------------------------------------------------------------
     Exhibit Number Exhibit Description
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
          3.1       Articles of Incorporation
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
          3.2       Bylaws
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
            4       Instrument Defining the Right of Holders - Share Certificate
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
           5        Legal Opinion
------------------- ------------------------------------------------------------
------------------- ------------------------------------- ----------------------
           24       Consents of Experts
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
           27       Financial Data Schedule
------------------- ------------------------------------------------------------

ITEM 28.          UNDERTAKINGS

The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
c. Include any additional or changed material information on the plan of distribution.
2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. 4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on February 8, 2000.

                              3045 Corporation

                              /s/Kim Naimoli
                              By: Kim A. Naimoli, President/Secretary/Treasurer (principal executive officer)
                              Date: February 8, 2000

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacitated and on the dates stated.

                              /s/Kim Naimoli
                              Kim Naimoli
                              Title: President/Secretary/Treasurer & Director (principal executive, financial and accounting officer)
                              Date: February 8, 2000